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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                         CERTIFICATE OF INCORPORATION OF

                              LOMAK PETROLEUM, INC.

         ---------------------------------------------------------------
        (Pursuant to Section 242 of the Delaware General Corporation Law)
         ---------------------------------------------------------------


         Lomak Petroleum, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

         FIRST:   The name of the corporation is Lomak Petroleum, Inc.
(hereinafter referred to as the "Corporation").

         SECOND: The amendment to the Certificate of Incorporation of the Corporation effected by this certificate shall provide:

               Article One of the Corporation's Certificate of Incorporation is hereby amended to read: "The name of the Corporation is Range Resources Corporation (hereinafter referred to as the "Corporation")."

         THIRD:   The above amendment to the Certificate of Incorporation of the
Corporation was duly adopted by the unanimous approval of the Board of Directors of the Corporation and has been duly approved by the stockholders owning more than a majority of the Corporation's outstanding shares entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by John H. Pinkerton, its President and Chief Executive Officer, and attested by Jeffery A. Bynum, its Vice President - Land and Corporate Secretary, as of the 25th day of August, 1998.

                                              LOMAK PETROLEUM, INC.



                                              /s/ John H. Pinkerton
                                              ---------------------------------
                                              John H. Pinkerton
                                              President and Chief Executive
                                              Officer

ATTEST:



    /s/ Jeffery A. Bynum
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Jeffery A. Bynum
Vice President - Land and Corporate Secretary